                                                                     EXHIBIT 4.5

                            WINK COMMUNICATIONS, INC.


                            CONSENT AND AMENDMENT OF
                            INVESTOR RIGHTS AGREEMENT


         This Consent and Amendment of Investor Rights Agreement (the "Agreement") is effective as of January __, 2001 by and among Wink Communications, Inc., a Delaware corporation (the "Company"), Comcast Wink, Inc., a Delaware corporation ("Comcast"), and those stockholders of the Company (the "Existing Investors") who are parties to the Fourth Amended and Restated Investor Rights Agreement dated as of June 30, 1999, as amended to date (the "Rights Agreement").

         WHEREAS, the Board of Directors of the Company has determined it to be in the best interests of the Company and its stockholders to issue to Comcast warrants to purchase up to a maximum of 1,250,000 shares of Common Stock of the Company (subject to appropriate adjustments in the event of any stock split, dividend, recombination, recapitalization and the like) (the "Comcast Warrant") in connection with Comcast's commitment to deploy the Company's Wink Service to its subscribers pursuant to the Cable Affiliation Agreement dated November 21, 2000 between the Company and Comcast;

         WHEREAS, the Company desires, and the Board of Directors has determined that it is in the best interests of the Company and its stockholders, to grant Comcast certain registration rights in connection with the shares issuable upon exercise of the Comcast Warrant;

         WHEREAS, in order to grant registration rights in connection with the issuance of the Comcast Warrant, the Company wishes to amend the terms of the Rights Agreement;

         WHEREAS, Section 5.2 of the Rights Agreement provides for waiver, modification or amendment of certain provisions therein with the written approval of the holders of a majority of the Registrable Securities (as defined in the Rights Agreement);

         NOW, THEREFORE, the parties agree as follows:

         1. GRANT OF RIGHTS AND AMENDMENT OF AGREEMENTS. The Company hereby grants to Comcast, in connection with the issuance of the Comcast Warrant, all registration rights granted to the "Investors" (as defined in the Rights Agreement) under Section 2 of the Rights Agreement. Furthermore, the Rights Agreement is hereby amended such that Comcast shall be each treated as an "Investor" and "Holder" thereunder with respect to the shares issuable upon exercise of the Comcast Warrant for all purposes of Section 2, as amended hereby. In particular, Comcast's rights shall not be subordinate under Section
2.7 of the Rights Agreement to the rights of any other Holder under the Rights Agreement.

         2. CONSENT TO AMEND, AND AMENDMENT OF, THE RIGHTS AGREEMENT.

                  (a) The Company and the Existing Investors hereby consent to the addition of a definition of "Comcast Warrant" to Section 1.1 of the Rights Agreement, and acknowledge that the execution of this Consent and Amendment by the holders of a majority of the Registrable Securities (as defined in the Rights Agreement) shall so amend the Rights Agreement, as follows:

                           "Comcast Warrant" shall mean the warrants to purchase up to a maximum of 1,250,000 shares of Common Stock (subject to appropriate adjustment in the event of any stock split, dividend, recombination, recapitalizations and the like) issued to Comcast Wink, Inc. ("Comcast") pursuant to that certain Common Stock Purchase Warrant dated November 21, 2000 between the Company and Comcast, and the Common Stock issued upon the exercise of such warrants.

                  (b) The Company and the Existing Investors hereby consent to the addition of a definition of "Warrantholders" to Section 1.1 of the Rights Agreement, and acknowledge that the execution of this Consent and Amendment by the holders of a majority of the Registrable Securities (as defined in the Rights Agreement) shall so amend the Rights Agreement, as follows:

                           "Warrantholders" shall mean, collectively, the
                  Holders of the Benchmark Warrants, the EGI Warrants, the CBS Warrants, the Disney Warrant, the GECC Warrant, the Microsoft Warrant, the Adelphia Warrants, the EchoStar Warrant, the Comcast Warrant, the Thomson Warrant, the Vulcan Warrant and the Holders of any future issuances of warrants to purchase Common Stock of the Company pursuant to commercial and equity agreements approved by the Board of Directors with additional partners who may provide deployment and/or operation services to the Company.

                  (c) The Company and the Existing Investors hereby consent to the amendment of the definition of "Purchaser" contained in Section 1.1 of the Rights Agreement, and acknowledge that the execution of this Consent and Amendment by the holders of a majority of the Registrable Securities (as defined in the Rights Agreement) shall so amend the Rights Agreement, as follows:

                           "Purchaser" means all Prior Investors, each Series D Investor and the Warrantholders.

                  (d) The Company and the Existing Investors hereby consent to the amendment of the definition of "Purchasers" contained in Section 1.1 of the Rights Agreement, and acknowledge that the execution of this Consent and Amendment by the holders of a majority of the Registrable Securities (as defined in the Rights Agreement) shall so amend the Rights Agreement, as follows:

                           "Purchasers" means all Prior Investors, each Series D Investor and the Warrantholders, referred to collectively.

                  (e) The Company and the Existing Investors hereby consent to the amendment of the definition of "Registrable Securities" contained in Section
1.1 of the Rights Agreement, and
acknowledge that the execution of this Consent and Amendment by the holders of a majority of the Registrable Securities (as defined in the Rights Agreement) shall so amend the Rights Agreement, as follows:

                           "Registrable Securities" means (i) the Conversion Stock, (ii) any Common Stock of the Company issued or issuable in respect of the Conversion Stock or other securities issued or issuable pursuant to the conversion of the Preferred upon any stock split, stock dividend, recapitalization, or similar event (a "Recapitalization"), or any Common Stock otherwise issued or issuable with respect to the Preferred, (iii) with respect to Section 2 herein (other than Sections 2.4, 2.6 and 2.7), the shares of Common Stock of the Company issued or issuable upon conversion of the Preferred Stock issued or issuable upon exercise of the Lender Warrant, (iv) the Common Stock of the Company issued or issuable upon exercise of the Benchmark Warrants, the EGI Warrants, the CBS Warrants, the Disney Warrant, the GECC Warrant, the Microsoft Warrant, the Adelphia Warrants, the EchoStar Warrant, the Comcast Warrant, the Thomson Warrant and the Vulcan Warrant, and (vi) any future issuances of Common Stock and/or warrants to purchase Common Stock of the Company pursuant to commercial and equity agreements approved by the Board of Directors with additional partners who may provide deployment and/or operation services to the Company; provided, however, that shares of Common Stock or other securities shall be treated as Registrable Securities only if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, whether in a registered offering, Rule 144 transaction or otherwise, or (B) sold or are available for sale, in the written opinion of counsel to the Company, in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act, such that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                  (f) The Company and the Existing Investors hereby consent to the amendment of Section 5.2 of the Rights Agreement, and acknowledge that the execution of this Consent and Amendment by the holders of a majority of the Registrable Securities (as defined in the Rights Agreement) shall so amend the Rights Agreement, as follows:

                  5.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein and therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the Registrable Securities may, with the Company's prior written consent, waive, modify or amend on behalf of all holders, any provisions hereof, except that any such waiver, modification or amendment which affects a Purchaser in a manner or to an extent more adverse than any other Purchaser shall require the prior written consent of such Purchaser. Notwithstanding the foregoing, this Agreement may be amended with only the Company's prior written consent for the sole purpose of including under this Agreement and granting registration rights set forth in Section 2 hereof to additional persons or entities with whom the Company may enter into commercial and equity agreements similar in scope to the agreements between the Company and each of the Deployment Partners.

                  [Remainder of Page Intentionally Left Blank]

         3. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one instrument.


COMPANY                                    EXISTING INVESTOR

WINK COMMUNICATIONS, INC.
                                           -------------------------------------
                                           Print Name of Investor



By:                                        By:
   ------------------------------------       ----------------------------------

Name:                                    Name:
     ----------------------------------       ----------------------------------

Title:                                  Title:
      ---------------------------------       ----------------------------------



COMCAST WINK, INC.



By:
   -----------------------------------

Name:
     ---------------------------------

Title:
      --------------------------------